UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2018

PETROGRESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

757 Third Ave., Suite 2110 New York, New York 10017		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (212)-376-5228

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2018, Petrogress, Inc. (the “Company”) entered into a Consulting Services Agreement with the CFO Squad LLC (the “CFO Squad”). Pursuant to the terms of the Consulting Services Agreement, CFO Squad will provide the Company with outsourced financial reporting, tax compliance, accounting and pre-audit services.

On January 26, 2018, in connection with the Consulting Services Agreement, the Company appointed Mr. Mark Corrao, age 60, as Chief Financial Officer (“CFO”), on a part-time basis. Under a one-year Consulting Agreement, Mr. Corrao will receive a $1,000 signing bonus and will be compensated at an annual rate of $12,000, per year, payable in equal monthly amounts. Mr. Corrao currently serves as the Chief Financial Officer of Generex Biotechnology, Inc., Evamedia, Inc. and Kannalife Sciences, Inc. In addition, Mr. Corrao serves as a Director of the CFO Squad and has assisted companies with SEC financial reporting for numerous years.

Mr. Christos P. Traios, resigned as the Chief Financial Officer of Petrogress, Inc. effective as of January 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Petrogress, Inc.

Date: January 31, 2018	By:	/s/ Christos Traios
	Name:	Christos Traios
	Title:	President and CEO